Exhibit 10.5

Amendment to Letter Agreement of Kris Sennesael and Standard Microsystems Corporation dated December 8, 2008

Whereas Kris Sennesael (“Employee”) and Standard Microsystems Corporation (“SMSC” or the “Company”) entered into a letter agreement dated December 8, 2008 (the “Letter”);

Whereas Employee and the Company desire to amend the Letter to, inter alia, reflect the new severance benefits to which the Employee shall be entitled under the Company’s recently amended Standard Microsystems Corporation Severance Plan and certain other matters as set forth below;

Now, therefore, for good and adequate consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Section in the Letter entitled Executive Severance Benefit is hereby deleted in its entirety and replaced with the following text:

Executive Severance Benefit
You will be eligible for the Executive Salary Grade Severance Benefit in accordance with the terms and conditions of the Company’s Severance Plan, as may be amended from time to time.

2.	A new section is hereby added to the Letter as set forth below:

Executive Health Benefit
You will be eligible to participate in the Executive Health Management Program made available by the Company.

3.	The last sentence in the section entitled Annual Stock Appreciation Rights Award is hereby modified by deleting the period at the end of the sentence and adding the following text:

or to increase or decrease the number of SARS or alternative equity based instruments awarded.

4.	Except as specifically modified herein, all terms and conditions of the Letter shall remain in full force and effect.

Accepted and agreed:

Standard Microsystems Corporation

By:	/s/ Christine King	/s/ Kris Sennesael
Christine King		Kris Sennesael
President and Chief Executive Officer		Vice President and Chief Financial Officer

Date:	11/7/09	Date:	11/4/09